UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 2, 2007
Santa Monica Media Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-128384	59-3810312

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9229 Sunset Blvd., Suite 505
Los Angeles, California	90069

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 256-3680
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 2, 2007, Santa Monica Media Corporation (the “Company”) consummated its initial public offering (“IPO”) of 12,500,000 units (“Units”), each consisting of one share of Common Stock, $0.001 par value per share (“Common Stock”), and one warrant to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $100,000,000.
     Concurrently with the closing of the IPO, the Company consummated a private placement of 413,125 Units (the “Private Placement Units”) to Santa Monica Capital Partners, LLC, a California limited liability company and an affiliate of certain of the Company’s officers and directors, at $8.00 per Private Placement Unit, for a total of $3,305,000. Upon closing of the IPO and the Private Placement, $98,605,000 (or $7.89 per Unit), was placed in trust.
     Audited financial statements as of April 2, 2007, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.
     The Company will issue a press release announcing the date when separate trading of the Common Stock and Warrants included in the Units will begin. That date will be five business days following the earlier to occur of the expiration or termination of the over-allotment option granted to the underwriters of the IPO in connection with the IPO, or the exercise in full of that option.
Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits.
     99.1 Audited Financial Statements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santa Monica Media Corporation
April 16, 2007	By:	/s/ David M. Marshall
		Name:	David M. Marshall
		Title:	Chief Executive Officer

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